PROXY

                PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                               TCI SOLUTIONS, INC.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of TCI Solutions, Inc., a Delaware corporation (the "Company"), hereby appoint(s) David R. Butler, Stephen P. DeSantis, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on November 21, 2005, and at any and all adjournments thereof, to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company held of record by the undersigned on October 27, 2005, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


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
                           THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY.                               Please mark vote      |X|
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.                     as indicated in
                                                                                                            this example
                                                                                                           using dark ink
                                                                                                               only.

                                                                                 For      Against      Abstain

 1.  PROPOSAL TO ADOPT the agreement and plan of merger pursuant to which        |_|        |_|          |_|
     RTLX LLC, a subsidiary of Retalix, Ltd., will merge with and into TCI
     (with TCI surviving), followed immediately by the merger of TCI with and into Survivor RTLX LLC (with Survivor RTLX LLC surviving); and


2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

    |_| I plan to attend the Special Meeting

    Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.


    ___________________________________________________              Date: _____________________________________
    Signature

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    Print Name
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